SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Polar Molecular Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	42-1339746
(State of incorporation or organization)	(IRS Employer Identification No.)

4600 S. Ulster Street, Suite 940 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Redeemable Common Stock Purchase Warrants

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The information contained in the registration statement on Form S-4 filed by Murdock Communications Corporation (“Murdock”) with the Securities and Exchange Commission (the “SEC”) on February 12, 2003, as amended by Amendment No. 1 filed on May 13, 2003, (SEC File No. 333-103167) (the “1933 Act Registration Statement”) is hereby incorporated by reference.

Item 2. Exhibits.

1.	Registration Rights Agreement, dated as of June 30, 2003 by and between Polar Molecular Holding Corporation, Murdock Communications Corporation, Daniel C. Cadle and Republic Credit Corporation, John S. Rance, Steven E. Rance, Robert M. Upshaw, Fernando Ficachi, and Buckeye Retirement Co.

2.	Fourth Amendment to Loan Extension and Release and Waiver Agreement, effective as of June 20, 2003, by and between Polar Molecular Corporation and Affiliated Investments L.L.C.

The following exhibits filed as part of the 1933 Act Registration Statement are hereby incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934:

3.	Certificate of Incorporation of Polar Molecular Holding Corporation filed as Annex G;

4.	Bylaws of Polar Molecular Holding Corporation filed as Annex H;

5.	Second Amendment to Common Stock Purchase Warrant Agreement, dated as of April 14, 2000, between Murdock Communications Corporation and Firstar Bank, N.A. filed as Exhibit 4.4;

6.	Third Amendment to Common Stock Purchase Warrant Agreement, dated as of October 9, 2000, between Murdock Communications Corporation and Firstar Bank, N.A. filed as Exhibit 4.5;

7.	Fourth Amendment to Common Stock Purchase Warrant Agreement, dated as of October , 2001, between Murdock Communications Corporation and Firstar Bank, N.A. filed as Exhibit 4.6;

8.	Fifth Amendment to Common Stock Purchase Warrant Agreement and Joinder Agreement, dated as of October 18, 2002, between Murdock Communications Corporation and Computershare Trust Company, Inc. filed as Exhibit 4.7;

9.	Form of Lock-up Agreement filed as Annex C;

10.	Investors’ Rights Agreement among Polar, various investors and APS Financial Corporation dated as of January 30, 2001 filed as Exhibit 10.32;

11.	Investor Rights Agreement between Polar and Affiliated Investments, L.L.C. dated as of October 25, 2001 filed as Exhibit 10.33;

12.	Purchase Agreement between Polar and Lockhart Holdings, Inc. dated as of October 19, 2001 filed as Exhibit 10.34;

13.	Convertible Promissory Note of Polar in favor of Lockhart Holdings, Inc. in the principal amount of $200,000, dated as of October 19, 2001, and Extension Agreement dated as of January 17, 2003 filed as Exhibit 10.35;

14.	Placement Agreement between Polar and Berthel Fisher & Company Financial Services, Inc. dated as of December 21, 2001, as amended by Amendment A dated as of December 21, 2001, by Amendment B dated as of February 28, 2002, by Amendment C dated as of March 27, 2002, by Amendment D dated as of April 30, 2002, by Amendment E dated as of May 15, 2002, by Amendment F dated as of June 13, 2002, by Amendment G dated as of July 12, 2002, by Amendment H dated as of August 30, 2002, by Amendment I dated as of September 30, 2002, by Amendment J dated as of September 30, 2002 and by Amendment K dated as of January 20, 2003 filed as Exhibit 10.42;

15.	Engagement Agreement dated as of September 13, 2001 between Polar and Kennedy Partners filed as Exhibit 10.48;

16.	Loan Extension and Release and Waiver Agreement between Polar and Affiliated Investments L.L.C. dated as of February 28, 2002 filed as Exhibit 10.49;

17.	First Amendment to the Loan Extension and Release and Waiver Agreement between Polar and Affiliated Investments L.L.C. dated as of May 31, 2002 filed as Exhibit 10.50;

18.	Second Amendment to the Loan Extension and Release and Waiver Agreement between Polar and Affiliated Investments L.L.C. dated as of October 1, 2002 filed as Exhibit 10.51;

19.	Third Amendment to the Loan Extension and Release and Waiver Agreement between Polar and Affiliated Investments L.L.C. dated as of January 31, 2003 filed as Exhibit 10.52;

20.	First Amendment to the Loan Extension Agreement between Polar and Lockhart Holdings, Inc. dated as of January 31, 2003 filed as Exhibit 10.53; and

21.	Stock Purchase Agreement between Polar and Gerald A. Goray, Trustee under a trust agreement dated as of June 16, 1997 filed as Exhibit 10.55.

The following exhibits have been filed by Murdock with the SEC and are hereby incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934:

22.	Form of Common Stock Purchase Warrant Agreement between Murdock Communications Corporation and Firstar Trust Company filed as an exhibit to Murdock’s Registration Statement on Form SB-2 (File No. 333-05422C);

23.	Form of Redeemable Warrant filed as an exhibit to Murdock’s Registration Statement on Form SB-2 (File No. 333-05422C);

24.	First Amendment to Common Stock Purchase Warrant Agreement, dated as of September 30, 1999, between Murdock Communications Corporation and Firstar Trust Company filed as an exhibit to Murdock’s Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-21463);

25.	Note and Warrant Purchase Agreement, dated as of June 21, 1999, by and among Murdock Communications Corporation, Priority International Communications, Inc., Incomex, Inc., MCC Acquisition Corp., and New Valley Corporation filed as exhibit to Murdock’s registration statement on Form SB-2 (File No. 333-78399);

26.	Stock Purchase Warrant dated June 21, 1999 from Murdock Communications Corporation to New Valley Corporation filed as exhibit to Murdock’s registration statement on Form SB-2 (File No. 333-78399);

27.	Registration Rights Agreement, dated as of June 21, 1999, between Murdock Communications Corporation and New Valley Corporation filed as an exhibit to Murdock’s registration statement on Form SB-2 (File No. 333-78399);

28.	Waiver and First Amendment to Note and Warrant Purchase Agreement, dated as of December 17, 1999, among Murdock Communications Corporation, Priority International Communications, Inc., ATN Communications, Inc., Incomex, Inc., MCC Acquisition Corp. and New Valley Corporation filed as an exhibit to Murdock’s Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-21463);

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POLAR MOLECULAR HOLDING CORPORATION

By:	/S/ MARK L. NELSON
Name:	Mark L. Nelson
Title:	President and CEO

Date: July 14, 2003